SHARE PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made as of the 1st day of April, 2005 AMONG:
GREENWORKS CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at 111 Howard Street, Suite 108, Mount Arlington, New Jersey 07856 ("GreenWorks")

AND:

GREENSHIFT CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at PO Box 284, Mount Arlington, New Jersey 07856 ("GreenShift")

AND:

VIRIDIS CAPITAL, L.L.C., a company formed pursuant to the laws of the State of New Jersey and having an office for business located at PO Box 284, Mount Arlington, New Jersey 07856 ("Viridis")

WHEREAS:

A.   Viridis owns 100% of the presently issued and outstanding GreenShift
     Shares;

B. GreenShift owns approximately 55% of the issued and outstanding capital stock of Veridium Corporation, a Delaware corporation, and about 40% of the issued and outstanding capital stock of GreenWorks;

C. GreenWorks is a reporting company whose common stock is quoted on the NASD Bulletin Board; and,

D. GreenWorks desires to purchase and acquire and Viridis and GreenShift desire to sell, convey, assign and transfer, or cause to be sold, conveyed, assigned and transferred, to GreenWorks, GreenShift's equity ownership in Veridium pursuant to this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                       DEFINITIONS AND INTERPRETATION

Section 1.1  Definitions

In this Agreement the following terms will have the following meanings:

        (a)	"Acquisition" means the Acquisition, at the Closing, of the
Veridium Shares by GreenWorks pursuant to this Agreement;

        (b)	"Agreement" means this share purchase agreement among
GreenWorks, Viridis and GreenShift;

        (c)	"Closing" means the completion, on the Closing Date, of the
transactions contemplated hereby in accordance with the terms hereof;

        (d)	"Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

        (e)	"GEC" means GreenWorks' wholly-owned subsidiary, GreenWorks
Engineering Corporation; and,

        (f)	"Veridium Shares" means 7,106,382 fully paid and non-assessable shares of Veridium common stock, 627,122 fully paid and non-assessable shares of Veridium Series A preferred stock, 966,968 fully paid and non-assessable shares of Veridium Series B preferred stock, 750,000 fully paid and non-assessable shares of Veridium Series C preferred stock, an option to purchase 187,500 shares of Veridium Series B preferred stock at $4.00 per share, and an option to purchase 375,000 shares of Veridium Series C preferred stock at $4.00 per share, each of which to be transferred to GreenWorks at Closing pursuant to the terms of the Acquisition (the Certificates of Designations for Veridium's Series A, Series B and Series C preferred stock are attached hereto in Exhibits J, K and L, respectively).
Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Section 1.2	Captions and Section Numbers

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section 1.3	Section References and Schedules

Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement

Section 1.4	Severability of Clauses

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                 ARTICLE II

                              THE ACQUISITION

Section 2.1 	 Purchase and Sale of Veridium Shares

Viridis and GreenShift hereby agree to sell to GreenWorks the Veridium Shares in exchange for the payment of the Purchase Price and the provision of the Adjustment Rights on the Closing Date and to transfer to GreenWorks on the Closing Date a 100% undivided interest in and to the Veridium Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto, except as set forth on Schedule 2.1 or otherwise referred to herein.

        (a)	Purchase Price. In consideration for the Veridium Shares,
GreenWorks shall: (i) assume all rights and obligations of GreenShift pursuant to that certain Securities Purchase Agreement dated as of December 22, 2004, by and between Seller and Cornell Capital Partners, LP, a Delaware limited partnership, and all agreements executed or delivered in connection therewith (collectively, the "Cornell Liabilities"); (ii) issue to Seller FORTY-SIX MILLION THREE HUNDRED THOUSAND (46,300,000) shares of GreenWorks common stock (the "GreenWorks Shares") subject to the provisions of Section 2.1 (b) hereof; and (iii) issue to Seller ONE MILLION (1,000,000) shares of a new non-voting class of GreenWorks preferred stock that are convertible into GreenWorks common stock on December 31, 2006 at the rate equal to the lesser of (i) 1 share of preferred to 50 shares of GreenWorks' common stock (the common and preferred shares described in this Section 2.1(a) shall be hereinafter referred to as the "GreenWorks Shares") or (ii) the conversion rate that will yield a number of common shares that, when added to the common shares owned by GreenShift and/or its successors on December 31, 2006, will equal eighty percent (80%) of the outstanding common shares.

                                 ARTICLE III
                                 THE CLOSING
Section 3.1 	Closing

The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on or before March 31, 2005 at GreenWorks' place of business (the date of the Closing being herein referred to as the "Closing Date").

Section 3.2 	Deliveries at Closing

        (a) 	At the Closing, the Seller shall deliver to the Purchaser:

                (i)	duly executed instruments or other evidence sufficient
to transfer to Purchaser the Veridium Shares;
                (ii) 	any documents or certificates that are necessary to
transfer to Purchaser good, clear  and marketable title all of the Veridium
Shares;
                (iii)	an acknowledgement from Seller of the satisfaction of
the conditions precedent set forth in Section 6 hereof; and,
                (iv) 	all opinions, certificates and other instruments and
documents required by the terms of this Agreement to be delivered by Seller at or prior to Closing or otherwise required in connection with the Acquisition.

        (b) 	At the Closing, the Purchaser shall deliver to the Seller:

                (i) a duly executed assignment and assumption of the Cornell Liabilities in accordance with the Purchase Price provisions hereof attached hereto as Exhibit A;
                (ii)	share certificates representing the GreenWorks Shares duly
issued in the name of Seller;
                (iii)	certified copies of such resolutions of the directors of
Purchaser as are required to be passed to authorize the execution, delivery and implementation of this Agreement;
                (iv)	an acknowledgement from Purchaser of the satisfaction of
the conditions precedent set forth in Section 6 hereof; and,
                (v)	all documents required to be delivered by Purchaser to
Seller at or prior to the Closing Date in connection with this Agreement.

Section 3.3	Post-Closing Matters

Forthwith after the Closing, the parties, as the case may be, agree to use all their best efforts to:

        (a)	effect the dissolution of GreenShift and file or cause to be filed with the Secretary of State of Delaware a certificate of dissolution for GreenShift;

        (b)	file an information statement for GreenWorks and amendment to
GreenWorks' articles of incorporation authorizing and effecting a name change to "GreenShift Corporation"; and,

        (c)	file an amendment to GEC's articles of incorporation authorizing and effecting a name change to "GreenWorks Corporation".

                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF GREENSHIFT

GreenShift represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 4.1 	Organization and Good Standing

GreenShift is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GreenShift is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct its business.

Section 4.2 	Authority, Approvals and Consents

GreenShift has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of GreenShift and by their respective stockholders and no other corporate or other proceedings on the part of GreenShift are necessary to authorize and approve this Agreement and the transactions contemplated hereby. GreenShift hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of GreenShift, enforceable against GreenShift in accordance with its terms.

Section 4.3 	Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by GreenShift in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.4 	No Violations

Neither the execution, delivery, or performance of this Agreement by GreenShift, nor the consummation by GreenShift of the transactions contemplated hereby, nor compliance by GreenShift with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the GreenShift,
(b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which GreenShift is a party or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GreenShift, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 4.5 	Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the GreenShift enforceable in accordance with its terms.

Section 4.6	Non-Merger and Survival

The representations and warranties of GreenShift contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by GreenWorks, the representations and warranties of GreenShift shall survive the Closing.

                                 ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

GreenWorks represents and warrants that as of the date hereof and as of the Closing Date, the following representations shall be true and correct and in full force and effect:

Section 5.1 	Organization and Good Standing

GreenWorks is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GreenWorks is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation or otherwise is required to conduct its business.

Section 5.2 	Authority, Approvals and Consents

GreenWorks has the corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and validly approved by the Board of Directors of GreenWorks and by their respective stockholders and no other corporate or other proceedings on the part of GreenWorks are necessary to authorize and approve this Agreement and the transactions contemplated hereby. GreenWorks hereby expressly represents that they have fully and properly complied with all aspects of applicable Delaware corporate law in entering into this Agreement and for consummating the transactions contemplated hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of GreenWorks, enforceable against GreenWorks in accordance with its terms.

Section 5.3 	Consents and Approvals

No consent, approval, or authorization of, or declaration, filing, or registration with, any Governmental Entity will be required to be made or obtained by GreenWorks in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.4 	No Violations

Neither the execution, delivery, or performance of this Agreement by GreenWorks, nor the consummation by GreenWorks of the transactions contemplated hereby, nor compliance by GreenWorks with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of the GreenWorks,
(b) result in a violation, or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any contract, agreement or any material note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which GreenWorks is a party or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GreenWorks, except in the case of clauses (b) or (c) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not be reasonably likely to have a Material Adverse Effect.

Section 5.5 	Binding Nature

This Agreement shall be, when duly executed and delivered, a legally binding obligation of the GreenWorks enforceable in accordance with its terms.

Section 5.6	Non-Merger and Survival

The representations and warranties of GreenWorks contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by GreenShift, the representations and warranties of GreenWorks shall survive the Closing.

                                 ARTICLE VI

                            CONDITIONS PRECEDENT

Section 6.1 	Conditions Precedent in Favor of GreenShift

The obligation of GreenShift to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

        (a) 	GreenWorks shall have performed in all material respects its obligations under this Agreement required to be performed by GreenWorks at or prior to the Closing Date;

        (b)	GreenWorks shall have duly executed and delivered that certain
Assignment and Assumption Agreement by and between GreenWorks and GreenWorks Engineering Corporation ("GEC"), GreenWorks' wholly-owned subsidiary, dated as of even date herewith, as acknowledged by Irving D. Cohen, John D. McKay, Lawrence D. Kornreich and Joseph W. Pilewski, and attached hereto as Exhibit B;

        (c)	GreenWorks shall have duly executed and delivered that certain
Option Agreement by and between GreenWorks, GEC and Acutus Capital, L.L.C., dated as of even date herewith and attached hereto as Exhibit F; and,

        (b) 	each of the representations and warranties of GreenWorks
contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date, except where the failure of such representation and warranty to be true and correct would not have a material adverse effect on GreenWorks or the transactions contemplated by this Agreement.

The conditions precedent set out in this section are inserted for the exclusive benefit of GreenShift and any such condition may be waived in whole or in part by GreenShift at or prior to the Closing by delivering to GreenWorks a written waiver to that effect signed by GreenShift. In the event that the conditions precedent set out in this section are not satisfied on or before the Closing, GreenShift shall be released from all obligations under this Agreement.

Section 6.2 	Conditions Precedent in Favor of GreenWorks

The obligation of GreenWorks to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

        (a) 	GreenShift shall have performed in all material respects its obligations under this Agreement required to be performed by GreenShift at or prior to the Closing Date;

        (b)	GreenShift shall have duly executed and delivered that certain
Assignment and Assumption Agreement by and between GreenWorks and GreenShift, dated as of even date herewith, as acknowledged by Cornell Capital Partners, LP, and attached hereto as Exhibit A; and,

        (c) 	each of the representations and warranties of GreenShift
contained in this Agreement shall be true and correct as of the Closing Date as if made at and as of such date.

The conditions precedent set out in this section are inserted for the exclusive benefit of GreenWorks and any such condition may be waived in whole or in part by GreenWorks at or prior to the Closing by delivering to GreenShift a written waiver to that effect signed by GreenWorks. In the event that the conditions precedent set out in this section are not satisfied on or before the Closing, GreenWorks shall be released from all obligations under this Agreement.

Section 6.3	Nature of Conditions Precedent

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.


                                 ARTICLE VII

                     TERMINATION, AMENDMENT, AND WAIVER

Section 7.1	Termination Events

This Agreement may be terminated at any time prior to the Closing Date as follows:

        (a) 	by mutual written agreement of the Purchaser and the Seller;

        (b) 	by the Seller (provided that the Seller is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Purchaser shall have previously notified the Seller), if there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Purchaser of written notice of such breach;

        (c) 	by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein for which the Seller shall have previously notified the Purchaser), if there has been a breach by the Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, and such breach or condition has not been promptly cured within 30 days following receipt by the Seller of written notice of such breach; and,

        (d) 	by the Purchaser (provided that the Purchaser is not then in material breach of any representation, warranty, covenant or other agreement contained herein) at or prior to the Closing Date, if the Purchaser is not satisfied with its due diligence review of the Business.

Section 7.2 	Effect of Termination and Abandonment

In the event of termination of this Agreement pursuant to this Article VII, written notice thereof shall be given as promptly as practicable to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein (a) there shall be no liability or obligation on the part of the Seller, the Purchaser, or their respective officers, directors and Affiliates, and all obligations of the parties shall terminate, except for
(i) the obligations of the parties pursuant to the Confidentiality Agreement, and (ii) that a party that is in material breach of its representations, warranties, covenants, or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses, including the reasonable fees and expenses of attorneys, accountants and other agents, incurred by the other party in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Purchaser shall not be deemed to be in material breach of this Agreement solely by reason of its inability to satisfy one or more of the conditions set forth in Section 6.2 if the Purchaser is attempting to satisfy such conditions in good faith.

                                ARTICLE VII

                            GENERAL PROVISIONS
Section 8.1	Expenses

Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 8.2	Paragraph Headings and Language Interpretations

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

Section 8.3 	Notices

All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

        (a) 	If to the Purchaser, to:

                GreenWorks Corporation
                111 Howard Street, Suite 108
                Mount Arlington, New Jersey 07856
                Attn: James Grainer, President and Chief Financial Officer
                 and,

        (b) 	If to the Seller, to:

                GreenShift Corporation
                PO Box 284
                Mount Arlington, New Jersey 07856
                Attn: Kevin Kreisler, Chief Executive Officer

Section 8.4	Assignments

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to one (1) or more Affiliates. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

Section 8.5	Entire Agreement

This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

Section 8.6	Modifications, Amendments and Waivers

At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

Section 8.7	Counterparts

This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

Section 8.8	Governing Law

This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

Section 8.9	Accounting Terms

All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

Section 8.10	Severability

If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 8.11	Specific Performance

Purchaser and Seller recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waive any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

Section 8.12	Consent to Jurisdiction

Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Superior Court of the State of New Jersey, County of Bergen, in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New Jersey or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

Section 8.13 	THE PARTIES ACKNOWLEDGE THAT THEY HAVE EACH RECEIVED A
COPY OF THIS AGREEMENT, THAT THEY HAVE READ AND FULLY UNDERSTAND THIS AGREEMENT, AND THAT THEY HAVE BEEN ADVISED TO SEEK AND HAVE EITHER SOUGHT OR WAIVED INDEPENDENT LEGAL COUNSEL OF THEIR CHOICE TO AID IN THEIR
UNDERSTANDING HEREOF.

Section 8.14 	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and assigns.

Section 8.15 	Parties in Interest

Nothing in this Agreement, express or implied, is intended to confer upon any Person not a Party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.16	Furnishing Information; Announcements

Sellers shall not issue any press releases or otherwise make any statement, public or otherwise, to any third party with respect to the transactions contemplated hereby without the prior written consent of Purchaser. Any notification of Sellers' employees of the transactions contemplated hereby shall be subject to prior approval by Purchaser. Any notices or other information to be disseminated shall be submitted to Purchaser prior to distribution or dissemination.

Section 8.17	Force Majeure

Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.



IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

GREENWORKS CORPORATION

By:	/s/ James Grainer
        --------------------------------------
	JAMES GRAINER
        President and Chief Financial Officer

VIRIDIS CAPITAL, L.L.C.

By:	/s/ Kevin Kreisler
        --------------------------------------
	KEVIN KREISLER
        Managing Member


GREENSHIFT CORPORATION

By:	/s/ Kevin Kreisler
        --------------------------------------
	KEVIN KREISLER
        Chairman and Chief Executive Officer